Exhibit 10.1

FIRST AMENDMENT TO EQUITY PURCHASE AGREEMENT

This FIRST AMENDMENT TO EQUITY PURCHASE AGREEMENT (this “Amendment”) is entered into as of September 20, 2018, by and between DaVita Inc., a Delaware Corporation (“Seller”), and Collaborative Care Holdings, LLC, a Delaware limited liability company (“Buyer,” and together with Seller, the “Parties” and each individually, a “Party”).

Recitals:

A.        Buyer and Seller are parties to that certain Equity Purchase Agreement (the “Agreement”), dated as of December 5, 2017, by and among Buyer, Seller and solely with respect to Section 9.3 and Section 9.18, UnitedHealth Group Incorporated, a Delaware corporation, pursuant to which Buyer has agreed to purchase from Seller the Acquired Interests on the terms set forth therein.

B.        Buyer and Seller desire to amend the Agreement to restate the Termination Date as set forth below.

C.        Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

In consideration of the foregoing recitals and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.        Amendments to Agreement.   The Agreement is hereby amended as follows:

(a)        Termination Date.   Section 8.1(a) of the Agreement is hereby amended and restated in its entirety as set forth below:

by either Seller or Buyer if the Closing shall not have occurred by December 31, 2018 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(a) shall not be available to any Party whose breach or failure to fulfill any of its obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; provided, however, that if the conditions set forth in Section 6.1(a), Section 6.1(b) or, with respect to matters addressed in such Section, Section 6.1(c), have not been satisfied or waived on or prior to such date, but all other conditions set forth in Article VI have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing), then the Termination Date may be extended by either Party by delivery of written notice to the other Party to a date not beyond June 30, 2019.

2.        Miscellaneous.

(a)        Governing Law.   This Amendment, and all claims or causes of action based upon, arising out of, or related to this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles or rules to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b)        Counterparts.   This Amendment may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “.pdf” form) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(c)        No Other Amendments.   Except as specifically modified in Section 1 of this Amendment, all of the provisions of the Agreement remain unchanged and continue in full force and effect. Unless the context otherwise requires, after the date hereof, any reference to the Agreement shall mean the Agreement as amended hereby.

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IN WITNESS WHEREOF, this Amendment has been duly executed by the Parties as of the day and year first above written.

SELLER:

DAVITA INC. a Delaware corporation

By: /s/ Kent J. Thiry
Name: Title:	Kent J. Thiry Chairman and Chief Executive Officer

[Signature Page to First Amendment to Equity Purchase Agreement]

BUYER:

COLLABORATIVE CARE HOLDINGS, LLC a Delaware limited liability company

By: /s/ Travis J. Winkey
Name: Title:	Travis J. Winkey Authorized Representative

[Signature Page to First Amendment to Equity Purchase Agreement]